EXHIBIT 21.1

SUBSIDIARIES OF STERIS CORPORATION

STERIS Corporation has no parent company. As of March 31, 2010, its direct and indirect subsidiaries(1) were as follows:

Albert Browne Limited	United Kingdom
American Sterilizer Company	Pennsylvania
CLBV Limited	United Kingdom
Global Risk Insurance Company	Vermont
Hamo UK Limited	United Kingdom
Hausted, Inc.	Delaware
HSTD LLC	Delaware
HTD Holding Corp.	Delaware
Isomedix Corporation	Canada
Isomedix Inc.	Delaware
Isomedix Operations Inc.	Delaware
SB Servicos Administrativos Ltda.	Brazil
SterilTek Holdings, Inc.	Delaware
SterilTek, Inc.	Nevada
STERIS	France
STERIS AB	Sweden
STERIS Asia Pacific, Inc.	Delaware
STERIS-Austar Pharmaceutical Systems Hong Kong Limited	Hong Kong
STERIS-Austar Pharmaceutical Systems (Shanghai) Limited	China
STERIS (Barbados) Corp.	Barbados
STERIS Brasil Servicos Administrativos Ltda.	Brazil
STERIS (BVI) I Limited	British Virgin Islands
STERIS Canada Corporation	Canada
STERIS Canada Inc.	Canada
STERIS CH Limited	United Kingdom
STERIS China Holdings Limited	Hong Kong
STERIS Corporation de Costa Rica, S.A.	Costa Rica
STERIS Deutschland GmbH	Germany
STERIS Enterprises LLC	Russia
STERIS Europe, Inc.	Delaware
STERIS GmbH	Switzerland
STERIS Holdings B.V.	Netherlands
STERIS Hong Kong Limited	Hong Kong
STERIS Iberia, S.A.	Spain
STERIS Inc.	Delaware
STERIS (India) Private Limited	India
STERIS Isomedix Services, Inc.	Delaware
STERIS Japan Inc.	Japan
STERIS Latin America, Inc.	Delaware
STERIS Limited	United Kingdom
STERIS Mauritius Limited	Republic of Mauritius
STERIS Mexico, S. de R.L. de C.V.	Mexico
STERIS Personnel Services, Inc.	Delaware
STERIS Personnel Services Mexico, S.de RL.de C.V.	Mexico
STERIS SA	Belgium
STERIS SEA Sdn. Bhd. (Malaysia)	Malaysia
STERIS (Shanghai) Trading Co. Ltd.	China
STERIS Singapore Pte. Ltd.	Singapore
STERIS S.r.l.	Italy
STERIS Surgical Technologies	France
STERIS Surgical Technologies Holdings	France
Strategic Technology Enterprises, Inc.	Delaware

(1)	The names of one or more subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute at the end of fiscal 2010 a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X have been excluded.

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